United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 30, 2010

Date of Report

[Date of Earliest Event Reported]

PSP Industries, Inc.

(Exact name of Registrant as specified in its Charter)

Utah	000-53526	90-0666440
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2206 North 640 West

West Bountiful, Utah  84087

 (Address of Principal Executive Offices)

(801) 296-8622

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2010, Tom Barlow resigned from the Board of Directors and from the office of President of PSP Industries, Inc., a Utah corporation (the “Company”).  Tom Barlow did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Kristyne Barlow was appointed to the office of President and as a director on November 30, 2010, to fill the vacancies caused by Tom Barlow’s resignation.

Kristyne Barlow is 44 years of age.  She was born in Salt Lake City, Utah, and attended school in the Granite School District of Utah.  Ms. Barlow has been a full time homemaker for the previous five years, and a mother of six children whom she home schooled.  She completed a teacher training course through Christian Light Education in 1996.  She is an officer and director of Maxim Management Corp., a Utah based holding company, and is also a member of Bar-Es, LLC, a family trust for Kristyne Barlow and Eslie O. Barlow, who is the Company’s current Secretary/Treasurer and a director.  Ms. Barlow is the wife of Eslie O. Barlow.

There are currently no compensation arrangements concerning Kristyne Barlow’s appointment to serve as the Company’s President and as a director.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSP INDUSTRIES, INC.

Date:	3-23-2011	By:	/s/ Eslie O. Barlow
Eslie O. Barlow
Secretary/Treasurer

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